Exhibit 23.4


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Memco Software Ltd.:

We consent to the incorporation by reference in the Form 8-K of PLATINUM technology International, inc. of our report dated March 25, 1999, relating to the consolidated balance sheets of Memco Software Ltd. as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998.

                                             /s/ Luboshitz, Kasierer & Co.
                                                 LUBOSHITZ, KASIERER & CO.
                                                 Member Firm of Arthur Andersen

Tel-Aviv, Israel
June 11, 1999